EXHIBIT 99.1

For Immediate Release

WESTWAY TERMINAL COMPANY, INC.
REACHES NEW AGREEMENT FOR LUBE OIL STORAGE

NEW YORK, NY, May 18, 2009

Shermen WSC Acquisition Corp. (OTCBB: SACQU) (“Shermen”), a special-purpose acquisition company which has agreed to acquire the bulk liquid storage and liquid animal supplement businesses of ED&F Man Holdings Limited (“ED&F Man”), today announced that Westway Terminal Company, Inc. (“Westway Terminal”), a subsidiary of ED&F Man being acquired by Shermen, has reached an agreement with an international petroleum company for the storage of lube oils at its Port Allen, Louisiana Terminal.  This agreement is scheduled to commence August 1, 2009 for 73,000 barrels of existing tankage and October 1, 2010 for 95,000 barrels of new construction.

This new agreement provides for the expansion of Westway’s Port Allen, Louisiana Terminal, which currently has a capacity of 387,500 barrels.  This will be Phase I of Westway’s Port Allen expansion with plans for additional expansion to follow.

This new agreement is expected to add approximately $2,200,000 in annual revenue when completed.

This expansion at Port Allen follows Westway’s strategic plan and builds on Westway’s global platform providing a distribution network and high quality services to it’s customers.

Shermen has agreed to acquire ED&F Man’s bulk liquid storage business, including Westway Terminal, and liquid animal supplement business pursuant to a Transaction Agreement, dated as of November 25, 2008 and amended and restated as of May 1, 2009, by and among Shermen, ED&F Man, Westway Terminal and certain other entities (the “Transaction Agreement”).  Shermen’s stockholders of record as of the close of business on May 7, 2009 will vote on approval of the transactions contemplated by the Transaction Agreement at Shermen’s annual meeting of stockholders on May 26, 2009.

About Shermen

Shermen is a “blank check” company organized under the laws of the State of Delaware for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the agriculture industry.  In 2007, Shermen through its initial public offering raised, net of fees and expenses, approximately $131.5 million including $3.65 million in a private placement of warrants that were deposited into a trust account.  Shermen has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We have based these forward-looking statements on our current expectations and projections about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,”

“anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

Additional Information and Where to Find It

This press release is not a proxy statement or a solicitation of proxies from Shermen’s stockholders.  Any solicitation of proxies will be made only by the definitive proxy statement of Shermen mailed to all stockholders.

In connection with the proposed business combination contemplated by the Transaction Agreement, Shermen filed a definitive proxy statement with the SEC on May 14, 2009 and has mailed copies of the definitive proxy statement to Shermen stockholders who are entitled to attend and vote at the annual meeting.  Stockholders of Shermen and other interested persons are advised to read the definitive proxy statement, as well as other relevant documents filed with the SEC when they become available because they contain important information about Shermen, ED&F Man and the proposed transaction.  Stockholders may obtain a free copy of the proxy statements and other documents, once available, filed by Shermen at the SEC’s web site at  http://www.sec.gov or by directing a request to Shermen WSC Acquisition Corp., c/o The Shermen Group, 230 Park Avenue, Suite 1000, New York, NY 10169, telephone (212) 300-0020.  The proxy statements or applicable parts of such statements may also be notified to the public in accordance with the rules of the Over-the-Counter Bulletin Board.

Shermen and its directors and officers may be deemed participants in the solicitation of proxies from Shermen’s stockholders.  A list of the names of those directors and officers and descriptions of their interests in Shermen is contained in Shermen’s prospectus dated May 24, 2007, and definitive proxy statement dated May 14, 2009, each of which is filed with the SEC.

For further information:

Shermen WSC Acquisition Corp.
Francis P. Jenkins, III	Tel: (212) 332-2858

Lazard Capital Markets LLC
David G. McMillan, Jr.	Tel: (212) 632-6719